China Display Technologies Schedules Conference Call to Discuss Second Quarter 2008 Financial Results

SHENZHEN, China, Aug. 14, 2008 - (PR NEWSWIRE) -- China Display Technologies, Inc. (OTCBB: CDYT), a leading China-based optoelectronics manufacturer specializing in small-, medium- and large-sized LED and CCFL backlight units for LCD displays, will hold a conference call to discuss its financial results for the second quarter ended June 30, 2008. The call will be held on Friday, August 15, 2008 at 10:15 a.m. Eastern Time (7:15 a.m. Pacific Time).

If you are interested in participating, call one of the following numbers ten minutes prior to the starting time: 1-800-762-8795 (inside the U.S.) or 1-480-629-9029 (outside the U.S.). Ask for the China Display Technologies Second Quarter 2008 Financial Results Conference Call (Conference ID # 3912206). An operator will check your name and organization. You will be asked to wait until the call begins.

For those of you unable to join this earnings call, a playback of this call will be available via telephone from 1:15 p.m., Friday, August 15, 2008 until August 22, 2008 at 11:59 p.m., all times Eastern. The numbers for this replay service are 1-800-406-7325 or 1-303-590-3030 (outside the U.S.). Use Replay Pin Number 3912206, followed by the pound sign.

For assistance with this call, please call (604) 588-8146. If at any point anyone on the conference call requires Operator assistance, they may access the Operator by pressing *0.

This call will be followed by a question-and-answer session.

China Display Technologies reported revenue of $9.72 million for the three months ended June 30, 2008, an increase of $3 million, or 45%, from $6.72 million for three months ended June 30, 2007. The increase in revenue reflects an increase demand for the company’s products from small screen liquid crystal display and LED manufacturers. For the six-month period ended June 30, 2008, the company reported revenue of $16.4 million, an increase of $5.1 million, or 45% over the same period last year.

Net income for the quarter ended June 30, 2008, was $1.23 million, or $0.10 per share (basic) and $0.05 per share (diluted) as compared to net income of $1.15 million for the same period last year, or $0.10 per share (basic and diluted). For the six-month period ended June 30, 2008, the company reported net income of $2.06 million, or $0.17 per share (basic) and $0.09 per share (diluted), compared to $1.78 million, or $0.16 per share (basic and diluted) for the June 2007 period, an increase of $283,000, or 16%.

About China Display Technologies, Inc.

China Display Technologies, Inc., through its wholly owned subsidiary, Suny Electronics (Shenzhen) Company Ltd. in China, designs, manufactures and markets small-, medium- and large-sized Light Emitting Diode (LED) and Cold Cathode Fluorescent Lamp (CCFL) backlights for various types of Liquid Crystal Displays (LCDs). Providing solutions that serve the multibillion-dollar global LED industry, the Company’s products have applications in electronic consumer products, such as mobile phones, PDAs, GPS systems, portable DVD/VCD players, MP3s and MP4s, medical equipment and household appliances with displays. In addition to producing LED packaging technologies and LED solutions for handheld devices, computers and industrial applications, the Company is ready to capitalize on LED markets for general illumination, including indoor and outdoor lighting, street and architectural lighting. China Display has a global customer base of electronics manufacturers with a distribution network covering Hong Kong and 18 provinces in mainland China, and currently exports to 17 countries and regions including the United States, Europe and Japan. With over 800 employees, the Company operates manufacturing facilities and headquarters in Shenzhen, China. For more information, visit http://www.chinadisplaytech.com.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Contact:

At the Company:

Mr. Jason Wong
Executive Vice President
China Display Technologies, Inc.
852-9257-8928
jason@chinadisplaytech.com
http://www.chinadisplaytech.com

Investor Relations:

RedChip Companies Inc.
Jon Cunningham
1-800-REDCHIP (733-2447), Ext. 107
info@redchip.com
http://www.redchip.com